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                                                             Exhibit 99.906.Cert

EXHIBIT 11(b)
SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Nicholas-Applegate Institutional Funds("registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 3/31/04 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 10, 2004
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/s/ E. Blake Moore, Jr.
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E. Blake Moore, Jr.
Title: President and Chairman


Dated: June 10, 2004
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/s/ C. William Maher
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C. William Maher
Title: Treasurer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.